UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2012

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 3, 2012, Ultra Clean Holdings, Inc. (“Ultra Clean”) completed the acquisition of American Integration Technologies LLC (“American Integration”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Element Merger Subsidiary, LLC, a subsidiary of Ultra Clean (“Merger Subsidiary”), AIT Holding Company LLC, and American Integration, whereby Merger Subsidiary merged with and into American Integration (the “Merger”), with American Integration surviving as a subsidiary of Ultra Clean. The Merger Agreement, as well as the Lockup and Standstill Agreement and Registration Rights Agreement entered into in connection with the closing of the Merger, were previously described by Ultra Clean and filed as exhibits in its Current Report on Form 8-K filed on May 23, 2012 (the “Prior Form 8-K”), which is incorporated by reference herein.  The Merger was funded, in part, by senior secured credit facilities entered into in connection with the commitment letter described in the Prior Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.
Date:	July 3, 2012	By:	/s/ Kevin (Casey) Eichler
			Name:	Kevin (Casey) Eichler
			Title:	Chief Financial Officer